Exhibit 99.11

      OraLabs Announces Termination of Stock Exchange Agreement

    PARKER, Colo.--(BUSINESS WIRE)--Nov. 9, 2005--OraLabs Holding Corp. (NASDAQ: OLAB) announced that it was informed today by NVC Lighting Investment Holdings Limited ("NVC") that NVC is terminating the Stock Exchange Agreement. There are no early termination penalties either incurred by OraLabs or paid to OraLabs.

    OraLabs, Inc. manufactures Ice Drops(R) brands oral care products; Sour Zone(TM) brands sour products; and Lip Rageous(R), Lip Naturals(R), Chap Ice(R), Extra Lip Moisturizer, Leashables(R), Chapgrip(R), Soothe & Shine(R) brands of lip balm. The product line includes breath drops and sprays, sour drops and sprays, lip balms and a variety of private label products. The Company distributes 5HTP, as its only dietary supplement; additionally the Company distributes Sanell (TM) hand sanitizer and Eyelieve (TM) sterile eye products. The Company's products are currently sold in the USA nationally as well as numerous foreign countries. The products are sold through wholesale distributors as well as by direct sale to mass retailers, grocery stores, convenience stores and drug stores.

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.


    CONTACT: OraLabs Holding Corp.
             Gary Schlatter, 303-783-9499
             gschlatter@oralabs.com